Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the stock split described in Note 15 as to which the date is March 24, 2014, relating to the consolidated financial statements of Adamas Pharmaceuticals, Inc., which appears in Adamas Pharmaceuticals, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (No. 333-194342).

/s/ PricewaterhouseCoopers LLP
San Jose, California

April 18, 2014